Exhibit 4.1

NII Capital Corp.
8.875% SENIOR NOTES DUE 2019

Indenture
Dated as of December 15, 2009

Wilmington Trust Company
Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3) (a)(4) (a)(5)	N.A. N.A. 7.10
	(b)	7.10
311	(c) (a)	N.A. 7.11
	(b)	7.11
312	(c) (a)	N.A. 2.06
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06, 7.07
	(c) (d)	7.06, 12.02 7.06
314	(a)	12.05
	(b) (c)(1) (c)(2) (c)(3) (d) (e)	N.A. N.A. N.A. N.A. N.A. 12.05
315 316	(f) (a) (b) (c) (d) (e) (a)(last sentence) (a)(1)(A) (a)(1)(B) (a)(2) (b) (c)	N.A. N.A. N.A. N.A. N.A. N.A. N.A. N.A. N.A. N.A. N.A. 12.14
317	(a)(1)	N.A.

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

Trust Indenture
Act Section	Indenture Section
(a)(2)	N.A.
(b)	N.A.
318 (a)	N.A.
(b)	N.A.
(c)	12.01

TABLE OF CONTENTS

		Page
ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Definitions	1
Section 1.02.	Other Definitions	28
Section 1.03.	Incorporation by Reference of Trust Indenture Act	29
Section 1.04.	Rules of Construction	29
ARTICLE TWO
THE NOTES
ARTICLE THREE
REDEMPTION AND OFFERS TO
PURCHASE

i

ARTICLE FIVE
SUCCESSORS

Section 5.01.	Merger, Consolidation or Sale of Assets	74
Section 5.02.	Successor Corporation Substituted	76
ARTICLE SIX
DEFAULTS AND REMEDIES
ARTICLE SEVEN
TRUSTEE

Section 7.01.	Duties of Trustee	82

ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE
ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER
ARTICLE TEN
NOTE GUARANTEES
ARTICLE ELEVEN
SATISFACTION AND DISCHARGE

Section 11.01.	Satisfaction and Discharge	99

		Page
Section 11.02.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	100
Section 11.03.	Section 11.04. Survival	100
Section 11.04.	Repayment to the Company	100
ARTICLE TWELVE
MISCELLANEOUS
EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

          INDENTURE dated as of December 15, 2009 among NII Capital Corp., a Delaware corporation (the “Company”), the Initial Guarantors (as defined below) listed on the signature pages hereto and Wilmington Trust Company, a national banking association, as trustee.
          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 8.875% Senior Notes due 2019 to be issued in one or more series as provided in this Indenture. The Initial Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the Company’s obligations hereunder. All things necessary to make this Indenture a valid agreement of the Company and the Initial Guarantors, in accordance with its terms, have been done.
          The Company, the Guarantors and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 8.875% Senior Notes due 2019:
ARTICLE ONE
DEFINITIONS AND INCORPORATION
BY REFERENCE
          Section 1.01. Definitions.
          “144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.
          “Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or merges with or into the Parent or any of its Restricted Subsidiaries or which is assumed by the Parent or any of its Restricted Subsidiaries in connection with an Asset Acquisition and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition. The term “Acquired Indebtedness” does not include Indebtedness of a Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition.
          “Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.
          “Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof.
          “Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 5% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
          “Agent” means any Registrar, Paying Agent or co-registrar.
          “Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at December 15, 2014 (such redemption price being described herein at Section 3.07) plus (2) all remaining required interest payments due on such Note through December 15, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “Asset Acquisition” means:
          (1) an Investment by the Parent or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Parent or any of its Restricted Subsidiaries but only if such Person’s primary business is a Permitted Business, or
          (2) an acquisition by the Parent or any of its Restricted Subsidiaries of the property and assets of any Person other than the Parent or any of its Restricted Subsidiaries that constitute all or substantially all of a division, operating unit or line of business of such Person but only if the property and assets so acquired is a Permitted Business.
          “Asset Disposition” means the sale or other disposition by the Parent or any of its Restricted Subsidiaries, other than to the Parent or another Restricted Subsidiary, of (a) all or substantially all of the Capital Stock of any Restricted Subsidiary or (b) all or substantially all of the assets that constitute a division, operating unit or line of business of the Parent or any of its Restricted Subsidiaries.
          “Asset Sale” means:
          (1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by Sections 4.14 and/or Section 5.01; and
          (2) (a) the issuance of Equity Interests by any of the Parent’s Restricted Subsidiaries or (b) the sale by the Parent or any Restricted Subsidiary thereof of any Equity Interests it owns in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

          Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:
          (1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $15.0 million;
          (2) a transfer of assets or Equity Interests between or among the Parent and its Restricted Subsidiaries;
          (3) an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another Restricted Subsidiary;
          (4) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business in compliance with Section 4.11;
          (5) the sale or other disposition of Cash Equivalents;
          (6) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;
          (7) a Restricted Payment that is permitted by Section 4.07 and any Permitted Investment;
          (8) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete;
          (9) the creation of a Lien not prohibited by this Indenture;
          (10) the licensing of intellectual property or other general intangibles (other than Wireless Licenses) to third persons on terms approved by the Board of Directors of the Parent in good faith and in the ordinary course of business;
          (11) the sale or other disposition of transmission towers and related equipment and assets in one or more Sale and Leaseback Transactions, in an aggregate amount not to exceed $100.0 million;
          (12) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and
          (13) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets or exercise of termination rights under any lease, license, concession or other agreement.
          “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.
          “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control,” a duly authorized committee thereof;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or of the sole member or of the managing member thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Parent or the Company, as applicable, to have been duly adopted by the Board of Directors of the Parent or the Company, as applicable and to be in full force and effect on the date of such certification.
          “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
          “Business Day” means any day other than a Legal Holiday.
          “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Cash Equivalents” means:
     (1) (a) United States dollars; and (b) in the case of the Parent or any Restricted Subsidiary of the Parent, the local currency of the country in which it or any of its Restricted Subsidiaries operates;
     (2) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), having maturities, unless such securities are deposited to defease any Indebtedness, of not more than one year from the date of acquisition thereof;
     (3) demand deposits, certificates of deposit, overnight deposits and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States and at the time of acquisition thereof has capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof) and a rating of P-1 or better from Moody’s or A-1 or better from S&P or, with respect to a commercial bank organized outside of the United States, a local market credit rating of at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s, or with government owned financial institution that is organized under the laws of any of the countries in which the Parent’s Restricted Subsidiaries conduct business;
     (4) commercial paper outstanding at any time issued by any Person that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States and rated P-1 or better from Moody’s or A-1 or better from S&P or, with respect to Persons organized outside of the United States, a local market credit rating at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s and in each case with maturities of not more than 360 days from the date of acquisition thereof;

     (5) securities with final maturities of not more than one year from the date of acquisition thereof issued or fully guaranteed by any state, territory or municipality of the United States of America or by any political subdivision, taxing authority, agency or instrumentality thereof or any country recognized by the United States, which securities are rated at the time of acquisition at least A by S&P or A by Moody’s;
     (6) insured demand deposits made in the ordinary course of business and consistent with the Parent’s or its Subsidiaries’ customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;
     (7) repurchase obligations with a term of not more than 360 days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (8) local currency denominated investments in government issued instruments with a term of not more than 360 days from the date of acquisition, but only to the extent the country’s credit rating is at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s; and
     (9) investments, classified in accordance with GAAP as current assets of the Parent or any of its Restricted Subsidiaries, in money market funds or investment programs registered under the Investment Company Act of 1940 or similar provision under foreign law, at least 90% of the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (1) through (8) of this definition.
          “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
     (2) the adoption of a plan relating to the liquidation or dissolution of the Parent or the Company;
     (3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such “person” or its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of 35% or more of the Voting Stock of Parent or the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right to the extent that such option right is exercisable within 60 days after the date of determination);

     (4) the first day on which a majority of the members of the Board of Directors of the Parent or the Company are not Continuing Directors;
     (5) the Parent or the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Parent or the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Company, as the case may be, or such Person is converted into or exchanged for cash, securities or other property, other than any such transaction where, the Voting Stock of the Parent or the Company as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or
     (6) Parent ceases to own 100% of the Equity Interests of the Company (unless the Parent and the Company are merged);
provided that no Change of Control shall be deemed to occur if the Notes are rated Baa3 or better by Moody’s and BBB- or better by Standard & Poor’s (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Parent or the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency) for a period of at least 90 consecutive days, beginning on the date of such event, which period will be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrading by the applicable rating agency.
          “Commission” means the United States Securities and Exchange Commission.
          “Clearstream” means Clearstream Banking, société anonyme, Luxembourg (formerly Cedel Bank, société anonyme), and any successor thereto.
          “Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.
          “Company” means NII Capital Corp. until a successor replaces it pursuant to Section 5.01 hereof and thereafter means the successor.
          “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
     (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including withholding taxes), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

     (3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (including, without limitation, minority interest expense and foreign exchange losses and excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income, such other non-cash expenses to include, without limitation, impairment charges associated with goodwill, wireless licenses, other indefinite-lived assets and long-lived assets, and stock-based compensation awards; minus
     (4) non-cash items increasing such Consolidated Net Income (including, without limitation, foreign exchange gains) for such period, other than the accrual of revenue consistent with past practice;
in each case, on a consolidated basis and determined in accordance with GAAP.
          Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Parent shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Parent and (B) solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(3)(i), only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Parent by such Restricted Subsidiary without any prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or holders of its Capital Stock, unless such restriction has been legally waived or is contained in any agreement governing Indebtedness that is permitted by the covenant described under Section 4.08, provided, that the restrictions on the declaration or payment of dividends or similar distributions contemplated by this clause (B) shall not include approvals required by the Board of Directors or shareholders of the Restricted Subsidiary, the requirement to obtain audited financial statements and any other requirements that are administrative in nature and in the good faith judgment of the Parent would be satisfied; provided further, that amounts shall not be excluded by this clause (B) to the extent they are paid or could be paid in cash to the specified Person or a Restricted Subsidiary thereof by dividend, distribution or other payment (including, without limitation, making loans, repaying indebtedness or paying under intercompany arrangements).
          “Consolidated Leverage Ratio” means on any Transaction Date, the ratio of:
     (1) the aggregate amount of Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date, to

     (2) the aggregate amount of Consolidated Cash Flow of the Parent and its Restricted Subsidiaries for the Four Quarter Period.
          In determining the Consolidated Leverage Ratio:
     (1) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;
     (2) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period;
     (3) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of the Parent or has been merged with or into the Parent or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.
          To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.
          “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;
     (2) solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(3)(i), the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or holders of its Capital Stock, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or is contained in any agreement governing Indebtedness that is permitted under Section 4.08, provided, that the restrictions on the declaration or payment of dividends or similar distributions contemplated by this clause (2) shall not include approvals required by the Board of Directors or shareholders of the Restricted Subsidiary, the requirement to obtain audited financial statements and any other requirements that are administrative in nature and in the good faith judgment of the Parent would be satisfied; provided further, that the Net Income of a Restricted Subsidiary shall not be excluded by this clause (2) to the extent it is paid or could be paid in cash to the specified Person or a Restricted Subsidiary thereof by dividend, distribution or other payment (including, without limitation, making loans, repaying indebtedness or paying under intercompany arrangements).
     (3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;
     (4) the cumulative effect of a change in accounting principles shall be excluded; and
     (5) notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent or the Company, as applicable who:
     (1) was a member of such Board of Directors on the Issue Date; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or, in the case of the Company, was nominated for election or elected by the Parent.
          “Credit Facilities” means, one or more debt facilities, commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
          “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto, and such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.
          “Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Parent other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States or (2) a Subsidiary of an entity described in the preceding clause (1).
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Parent (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Parent) to any Person other than any Subsidiary of the Parent.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Notes” means the Notes issued in the Registered Exchange Offer in accordance with Section 2.07(f) hereof.

          “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Existing Indebtedness” means the aggregate amount of Indebtedness of the Parent and its Restricted Subsidiaries (other than Indebtedness under the Notes) in existence on the Issue Date.
          “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by an Officer of the Parent or by the Board of Directors of the Parent, evidenced by an Officers’ Certificate or Board Resolution, as applicable.
          “First Tier Restricted Subsidiary” means each Restricted Subsidiary of the Parent (other than the Company), the Capital Stock of which is held directly by the Parent.
          “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus
     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries whether or not such Guarantee or Lien is called upon; plus
     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or Disqualified Stock or Preferred Stock of any of its Restricted Subsidiaries other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Parent or to the Parent or a Restricted Subsidiary of the Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (if such Person is part of a consolidated group, then such tax rate shall be computed on a standalone basis for such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          “Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Parent that is not a Domestic Restricted Subsidiary.
          “Four Quarter Period” means, with respect to any specified Transaction Date, the four fiscal quarters immediately prior to the Transaction Date for which internal financial statements of the Parent are available.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the Issue Date.
          “Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.07(b), 2.07(d) or 2.07(f) of this Indenture.
          “Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.
          “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.
          “Guarantors” means:
     (1) the Initial Guarantors; and
     (2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;
and their respective successors and assigns until released from their obligations under the Note Guarantee and this Indenture in accordance with the terms of this Indenture.
          “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;
     (2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

     (3) foreign exchange contracts, currency swap agreements, currency option agreements and other agreements or arrangements with respect to foreign currency exchange rates.
          “Holder” means a Person in whose name a Note is registered.
          “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Parent and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Parent, or its Restricted Subsidiaries as accrued.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent and without duplication:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) in respect of Capital Lease Obligations and Attributable Debt;
     (5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;
     (6) representing Hedging Obligations;
     (7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or
     (8) in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.
          In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to this Indenture.
          The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:
     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and
     (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
          “Initial Guarantors” means the Parent and all Domestic Restricted Subsidiaries existing on the Issue Date.
          “Initial Purchasers” means Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
          “Investment Company Act” means the Investment Company Act of 1940, as amended.
          “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Parent or any Restricted Subsidiary of the Parent of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.
          “Issue Date” means the date of original issuance of the Notes under this Indenture.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
          “Legended Regulation S Global Note” means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Registered Exchange Offer.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:
     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

          “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Parent, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Parent or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Parent or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Parent or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, shall, in the case of each of subclause (a) and (b), at that time become Net Proceeds.
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.
          “Notes” means the 8.875% Senior Notes due 2019 of the Company issued on the date hereof and any Additional Notes, including any Exchange Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.
          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Offering” means the offering of the Notes by the Company.
          “Offering Memorandum” means the offering memorandum of the Company for the offering of the Notes, dated December 9, 2009.
          “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer,

the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
          “Officers’ Certificate” means a certificate signed on behalf of the Company or the Parent, as the case may be by at least two Officers of the Company or the Parent as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or the Parent, as the case may be, that meets the requirements of Section 12.05.
          “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Parent or any of its Restricted Subsidiaries) that meets the requirements of Section 12.05.
          “Parent” means NII Holdings, Inc. until a successor replaces it pursuant to Section 5.02 hereof and thereafter means the successor.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).
          “Permitted Business” means the telecommunications business and related activities and services including any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Parent and its Restricted Subsidiaries on the Issue Date (which include, without limitation, the delivery or distribution of wireless telecommunications services (including voice, data or video services) and the acquisition, holding or exploitation of any license relating to the delivery of such wireless telecommunications services) and other businesses related, ancillary or complementary thereto.
          “Permitted Investments” means:
     (1) any Investment in the Parent or a Restricted Subsidiary of the Parent;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:
(a)	such Person becomes a Restricted Subsidiary of the Parent; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;
          provided that such Person’s primary business is a Permitted Business;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

     (5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of, the Parent; provided that the amount of any such Equity Interests or net proceeds that are utilized for any such acquisition or exchange will be excluded pursuant to Section 4.07(a)(3)(ii);
     (6) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
     (7) stock, obligations or securities received in satisfaction of judgments;
     (8) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;
     (9) commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;
     (10) loans and advances to employees, officers or directors of the Parent or any of its Restricted Subsidiaries made in the ordinary course of business, provided that such loans and advances do not exceed $5.0 million at any one time outstanding;
     (11) Investments existing on the Issue Date;
     (12) other Investments in any Person primarily engaged in a Permitted Business including joint ventures and Unrestricted Subsidiaries) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (12) since August 18, 2009, not to exceed 20% of consolidated total assets of the Parent (determined as of the end of the most recent fiscal quarter of the Parent for which internal financial statements of the Parent are available); and
     (13) other Investments, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (13) since August 18, 2009, not to exceed $350.0 million.

     “Permitted Liens” means:
     (1) Liens on the assets securing Indebtedness Incurred described under Section 4.09(b)(i);
     (2) Liens in favor of the Parent, the Company or any Subsidiary Guarantor;
     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Parent, the Company or any Subsidiary Guarantor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or other event and do not extend to any assets other than those of the Person that is merged into or consolidated with the Parent, the Company or the Subsidiary Guarantor, as the case may be;
     (4) Liens on property existing at the time of acquisition thereof by the Parent, the Company or any Subsidiary Guarantor, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Parent, the Company or such Subsidiary Guarantor;
     (5) Liens securing the Notes and any Note Guarantee;
     (6) Liens existing on the Issue Date (other than any Liens securing Indebtedness Incurred under Section 4.09(b)(i)) and any renewals or extension thereof, provided that property or assets covered thereby is not expanded in connection with such renewal or extension;
     (7) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;
     (8) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by this Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture;
     (9) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iv); provided that any such Lien (a) covers only the assets acquired, constructed or improved with such Indebtedness and (b) is created within 365 days of such acquisition, construction or improvement;
     (10) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;
     (11) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

     (12) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Parent or any of its Restricted Subsidiaries;
     (13) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
     (14) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;
     (15) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent or any Subsidiary thereof on deposit with or in possession of such bank;
     (16) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);
     (17) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;
     (18) Liens arising from precautionary financing statements or similar documents regarding operating leases or consignments;
     (19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (20) Liens on cash collateral not in excess of $150 million in the aggregate at any time securing letters of credit;
     (21) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided, however, that any reserve or other appropriate provision as shall be required to conform with GAAP will have been made for that reserve or provision.
          “Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Note Guarantee, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or such Note Guarantee, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantee, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantee; and
     (5) if the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is (a) the Parent, such Indebtedness is Incurred by the Parent, (b) the Company or a Subsidiary Guarantor, such Indebtedness is incurred by the Parent, the Company or a Subsidiary Guarantor and (c) a Restricted Subsidiary that is not a Subsidiary Guarantor or the Company, such Indebtedness is Incurred by the Parent or any of its Restricted Subsidiaries.
          “Permitted Subordinated Indebtedness” means Indebtedness of the Parent, the Company or any Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Note Guarantee and that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, no earlier than on or after the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Indebtedness of the Parent, the Company or any Subsidiary Guarantor that would not constitute Permitted Subordinated Indebtedness solely because the holders thereof have the right to require the Parent, the Company or any Guarantor to repurchase such Indebtedness upon the occurrence of a change of control or an asset sale will nonetheless constitute Permitted Subordinated Indebtedness if the terms of such Indebtedness provide that the Parent, the Company or the Subsidiary Guarantor, as the case may be, may not repurchase or redeem any such Indebtedness pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
          “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.
          “Priority Debt” means all Secured Indebtedness of the Parent, the Company or any Subsidiary Guarantor and all Indebtedness of any Restricted Subsidiary of the Parent that is not the Issuer or a Subsidiary Guarantor, other than (i) the Notes in the event the Notes become secured and (ii) Secured Indebtedness secured pursuant to Section 4.12 where the Notes are secured on an equal and ratable or senior basis.
          “Priority Debt Leverage Ratio” means on any Transaction Date, the ratio of:
     (1) the aggregate amount of Priority Debt on a consolidated basis outstanding on such Transaction Date, to
     (2) the aggregate amount of Consolidated Cash Flow of the Parent and its Restricted Subsidiaries for the Four Quarter Period;
     In determining the Priority Debt Leverage Ratio:
     (A) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;
     (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and
     (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of the Parent or has been merged with or into the Parent or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.
          To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.
          “Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Reference Period” means, with respect to any specified Transaction Date, the period beginning on the first day of the Four Quarter Period and ending on such Transaction Date.
          “Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
          “Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among the Company, the Initial Guarantors and the Initial Purchaser and (2) with respect to any Additional Notes, any registration rights agreement among the Company, the Guarantors and the other parties thereto relating to the registration by the Company and the Guarantors of such Additional Notes under the Securities Act.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a Legended Regulation S Global Note or a Unlegended Regulation S Global Note, as appropriate.
          “Replacement Assets” means (1) capital expenditures or other non-current assets that will be used or useful in a Permitted Business, (2) substantially all the assets of a Permitted Business or (3) Voting Stock of any Person engaged in a Permitted Business that, when taken together with all other Voting Stock of such Person owned by the Parent and its Restricted Subsidiaries, constitutes a majority of the Voting Stock of such Person and such Person shall become on the date of acquisition thereof a Restricted Subsidiary.
          “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.

          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Period” means the 40-day restricted period as defined in Regulation S.
          “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated the Securities Act.
          “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, and its successors.
          “Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person, whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.
          “Secured Indebtedness” means any Indebtedness secured by a Lien upon property or assets of the Parent or any of its Restricted Subsidiaries.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
          “Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.
          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled,

directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
     “Subsidiary Debt Leverage Ratio” means on any Transaction Date, the ratio of:
     (1) the aggregate amount of Priority Debt and, without duplication, any Indebtedness of the Company and the Subsidiary Guarantors on a consolidated basis outstanding on such Transaction Date, to
     (2) the aggregate amount of Consolidated Cash Flow of the Parent and its Restricted Subsidiaries for the Four Quarter Period
     In determining the Subsidiary Debt Leverage Ratio:
     (1) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;
     (2) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period;
     (3) pro forma effect shall be given to asset dispositions and asset acquisitions including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary of the Parent or has been merged with or into the Parent or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.
          To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.
          “Subsidiary Guarantor” means any Restricted Subsidiary of the Parent that guarantees the Company’s Obligations under the Notes in accordance with the terms of this Indenture, and its successors and assigns, until released from its obligations under such Guarantee and this Indenture in accordance with the terms of this Indenture.

          “TIA” means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA.
          “Transaction Date” means, with respect to the incurrence of any Indebtedness by the Parent or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to the incurrence of any Lien by the Parent or any of its Restricted Subsidiaries, the date such Lien is to be incurred.
          “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to December 15, 2014 provided, however, that if the then remaining term of the Notes to December 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to December 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          “Trustee” means Wilmington Trust Company, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unlegended Regulation S Global Note” means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.
          “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
          “Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes, and that does not bear the Private Placement Legend.
          “Unrestricted Subsidiary” means any Subsidiary of the Parent (other than the Company) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.16 hereof and any Subsidiary of such Subsidiary.
          “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
          “Wireless Licenses” means broadband personal communications service licenses or other licenses for the provision of wireless telecommunications services or operation of wireless telecommunications systems issued from time to time by the applicable government agency or other authority in the jurisdictions where the Parent and its Restricted Subsidiaries operate.
          Section 1.02. Other Definitions.

Defined
in
Term	Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Automatic Exchange”	2.07
“Automatic Exchange Date”	2.07
“Automatic Exchange Notice”	2.07
“Automatic Exchange Notice Date”	2.07
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.15
“DTC”	2.01
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Trigger Date”	4.10
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“Offshore transaction”	2.07
“Paying Agent”	2.04

Defined
in
Term	Section
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.08
“Registrar”	2.04
“Related Proceedings”	12.09
“Repurchase Offer”	3.08
“Restricted Payments”	4.07
“Specified Courts”	12.09
“Suspension Period”	4.15
          Section 1.03. Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
          The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes;
          “indenture security Holder” means a Holder of a Note;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the Notes means the Company and any successor obligor upon the Notes.
          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.
          Section 1.04. Rules of Construction.
     (a) Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (iii) “or” is not exclusive;

     (iv) words in the singular include the plural, and in the plural include the singular;
     (v) provisions apply to successive events and transactions; and
     (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.
ARTICLE TWO
THE NOTES
          Section 2.01. Form and Dating.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that Notes may be issuable in denominations less than $1,000 solely to the extent necessary to accommodate book-entry positions created in such amounts by The Depository Trust Company (“DTC”).
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.
          (c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for DTC, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or

Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to the Applicable Procedures. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
          (d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Cedel Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
          Section 2.02. Execution and Authentication.
          Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
          A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Company may, subject to Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture, including Exchange Notes. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.
          The Trustee shall, upon a written order of the Company signed by two Officers of the Company (an “Authentication Order”), authenticate Notes for original issue on the date hereof of $800.0 million. At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of an Authentication Order, authenticate Notes for original issue in aggregate principal amount specified in such Authentication Order. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

          Section 2.03. Methods of Receiving Payments on the Notes.
          If a Holder has given wire transfer instructions to the Company, the Company shall pay, or cause the Paying Agent to pay, all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.
          Section 2.04. Registrar and Paying Agent.
          (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Parent or any of its Subsidiaries may act as Paying Agent or Registrar.
          (b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.
          (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
          Section 2.05. Paying Agent to Hold Money in Trust.
          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
          Section 2.06. Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
          Section 2.07. Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes are exchangeable by the Company for Definitive Notes if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and the Company fails to appoint a successor Depositary or that it (B) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor Depositary; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note prior to the expiration of the Restricted Period. Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:
     (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
     (B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     (v) Automatic Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Restricted Global Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (A) with respect to the Notes issued on the Issue Date, the Issue Date or (B) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company may pursuant to the Applicable Procedures (i) provide written notice to DTC at least 15 calendar days prior to the Automatic Exchange Date, instructing DTC to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with the DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least 15 calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of the Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and the (z) “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged. At the Company’s request on no less than 5 calendar days’ notice prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.07, during the 15 day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.07(b)(v) shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate in form reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.07(b)(v), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.
          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(b) thereof, if applicable; or
     (D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or
     (D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto,

the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
     (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Unrestricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

     (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).
     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) [INTENTIONALLY OMITTED]; and
     (C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the

Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
          (f) Registered Exchange Offer. Upon the occurrence of a Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not participating in a distribution of the Exchange Notes and (y) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Notes so accepted Unrestricted Global Notes in the appropriate principal amount.
          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE AND THE GUARANTEES ENDORSED HEREON IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144 UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE AND THE GUARANTEES ENDORSED HEREON, EXCEPT (A) TO NII HOLDINGS, INC., NII CAPITAL CORP. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO NII HOLDINGS, INC., NII CAPITAL CORP. AND THE GUARANTORS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE AND THE GUARANTEES ENDORSED HEREON ARE

TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON WITHIN THE TIME PERIOD REFERRED TO IN RULE 144 UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST SUBMIT THE CERTIFICATE OF TRANSFER REFERENCED IN THE INDENTURE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, NII HOLDINGS, INC., NII CAPITAL CORP. AND THE GUARANTORS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EACH OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES,” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON IN VIOLATION OF THE FOREGOING RESTRICTIONS.”
Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (b)(v), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
          (h) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:
THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR

DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).
          (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (j) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.
     (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05 hereof).
     (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.
     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission with the original to follow by first class mail.
          Section 2.08. Replacement Notes.
          (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
          (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
          Section 2.09. Outstanding Notes.
          (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.
          (b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
          Section 2.10. Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or the Parent, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Parent, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.
          Section 2.11. Temporary Notes.
          (a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
          (b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
          Section 2.12. Cancellation.
          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
          Section 2.13. Defaulted Interest.
          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the

Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
          Section 2.14. CUSIP Numbers.
          The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE THREE
REDEMPTION AND OFFERS TO
PURCHASE
          Section 3.01. Notices to Trustee.
          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.
          Section 3.02. Selection of Notes to Be Redeemed.
          (a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes for redemption as follows (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange, or, (ii) if the Notes are not so listed, on a pro rata basis, subject to adjustments so that no Notes of $2,000 or less will be redeemed in part.
          (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          Section 3.03. Notice of Redemption.
          (a) At least 30 days but not more than 60 days before a redemption date, the Company shall deliver or cause to be delivered, by first class mail or electronic transmission, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
          The notice shall identify the Notes to be redeemed and shall state:
     (i) the redemption date;
     (ii) the redemption price;
     (iii) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;
     (iv) the name and address of the Paying Agent;
     (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;
     (vi) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
     (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          (b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if delivered in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.
          Section 3.04. Effect of Notice of Redemption.
          Once notice of redemption is delivered in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

          Section 3.05. Deposit of Redemption Price.
          (a) One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.
          (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
          Section 3.06. Notes Redeemed in Part.
          Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.
          Section 3.07. Optional Redemption.
          (a) At any time on or after December 15, 2014, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices set forth below (expressed as percentages of principal amount), plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2014	104.438%
2015	102.958%
2016	101.479%
2017 and thereafter	100.000%
          (b) At any time prior to December 15, 2012, the Company may (on any one or more occasions) redeem up to 35% of the aggregate principal amount of Notes issued hereunder (including any Additional Notes) at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (A) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Affiliates); and (B) the redemption must occur within 180 days of the date of the closing of such Equity Offering.
          (c) At any time prior to December 15, 2014, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus, (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption.
          (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
          Section 3.08. Repurchase Offers.
          In the event that, pursuant to Section 4.10 or 4.14 hereof, the Company shall be required to commence an offer to all Holders to purchase their respective Notes (a “Repurchase Offer”), it shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.
          The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.
          Upon the commencement of a Repurchase Offer, the Company shall send or cause to be sent, by first class mail or electronic transmission, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:
     (i) that the Repurchase Offer is being made pursuant to this Section 3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;
     (ii) the Offer Amount, the purchase price and the Purchase Date;

     (iii) that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;
     (iv) that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;
     (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in principal amounts of $2,000 or on integral multiples of $1,000 only;
     (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (viii) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000 or an integral multiple in excess thereof, shall be purchased); and
     (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
          On the Purchase Date, the Company shall, to the extent lawful, subject to the provisions of Sections 4.10 and 4.14, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company, shall promptly issue a new Note. The Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.
          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer and shall not be deemed to have breached its obligations under Section 3.08, 4.10 or 4.14 by virtue of such compliance.
          Section 3.09. Application of Trust Money.
          All money deposited with the Trustee pursuant to Section 11.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
ARTICLE FOUR
COVENANTS
          Section 4.01. Payment of Notes.
          (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
          (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.
          Section 4.02. Maintenance of Office or Agency.
          (a) The Company shall maintain an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.
          Section 4.03. Reports.
          (a) Each of the Parent and the Company shall furnish to the Trustee and, upon written request, to beneficial owners and prospective investors, a copy of all of the information and reports referred to in clauses (i) and (ii) below within the time periods specified in the Commission’s rules and regulations (including all applicable extension periods):
     (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if it were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and
     (ii) all current reports that would be required to be filed with the Commission on Form 8-K if it were required to file such reports.
          (b) Whether or not required by the Commission, the Parent and the Company shall comply with the periodic reporting requirements of the Exchange Act and shall file the reports specified in clauses (a)(i) and (ii) of this Section 4.03 with the Commission within the time periods specified above unless the Commission shall not accept such a filing. To the extent such filings are made, the reports will be deemed to be furnished to the Trustee and the Holders of the Notes. The Parent and the Company each agrees that it shall not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission shall not accept the Parent’s or the Company’s filings for any reason, the Parent or the Company, as the case may be, shall post the reports referred to in Section 4.03(a) on its website within the time periods that would apply if the Parent or the Company were required to file those reports with the Commission (including all applicable extension periods).
          (c) If the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.03 shall include a summary presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and

Results of Operations,” of the revenues, net income, total assets and total liabilities of the Parent and its Restricted Subsidiaries separate from the revenues, net income, total assets and total liabilities of the Unrestricted Subsidiaries of the Parent; provided that the foregoing will not apply if the Subsidiaries that the Parent has designated as Unrestricted Subsidiaries in the aggregate do not constitute a “Significant Subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Exchange Act.
          (d) The Company and the Guarantors each shall, for so long as any Notes remain outstanding and each of the Parent and the Company is not required to comply with the periodic reporting requirements of the Exchange Act, furnish to the Holders and to prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          (e) Notwithstanding the foregoing, so long as the Parent is a Guarantor, the reports, information and other documents required to be filed and provided by the Company as provided in this Section 4.03 shall be satisfied by those of Parent, so long as such filings would satisfy the Commission’s requirements.
          (f) Notwithstanding anything herein to the contrary, neither the Parent nor the Company shall be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.01(a)(iv) until 120 days after the date any report hereunder is due.
          Section 4.04. Compliance Certificate.
          (a) The Parent, the Company and each other Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Parent and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Parent has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Parent has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Parent is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Parent is taking or proposes to take with respect thereto.
          (b) So long as not contrary to the then current recommendations of the Public Company Accounting Oversight Board (United States), the Company shall exercise its commercially reasonable efforts to ensure that the year-end financial statements delivered pursuant to Section 4.03(a) or Sections 4.03(e), as applicable, above are accompanied by a written statement of the Company’s independent registered public accounting firm (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any financial covenants contained herein that would be covered by the procedures performed in connection with their audit of such financial statements or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
          (c) The Parent shall, so long as any of the Notes are outstanding, deliver to the Trustee, upon becoming aware of any Default or Event of Default, an Officers Certificate specifying such Default or Event of Default, and in any event, no later than 5 Business Days.
          Section 4.05. Taxes.
          The Parent shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
          Section 4.06. Stay, Extension and Usury Laws.
          The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
          Section 4.07. Restricted Payments.
          (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Parent or (y) to the Parent or a Restricted Subsidiary of the Parent);
     (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) any Equity Interests of the Parent or any Restricted Subsidiary thereof held by Persons other than the Parent or any of its Restricted Subsidiaries;

     (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Note Guarantee, except (x) a payment of interest or principal at the Stated Maturity thereof or (y) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or
     (iv) make any Restricted Investment (all such payments and other actions set forth in Sections 4.07(a)(i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
     (B) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four Quarter Period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries after August 18, 2009 (excluding Restricted Payments permitted by subclauses 4.07(b)(ii), (iii), (iv), (v), (vi), (viii) and (ix) below), is less than the sum, without duplication, of:
     (1) 100% of the Consolidated Cash Flow of the Parent for the period (taken as one accounting period) from July 1, 2009 to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, minus 1.4 times the Fixed Charges of the Parent for the same period, plus
     (2) 100% of the aggregate net proceeds (including (x) cash and Cash Equivalents and (y) the Fair Market Value of property other than cash and Cash Equivalents, provided that if the Fair Market Value of such property exceeds $50.0 million such Fair Market Value shall be determined in good faith by the Board of Directors of the Parent, whose good faith determination shall be conclusive and evidenced by a Board Resolution) received by the Parent since August 18, 2009 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Parent or from the Incurrence of Indebtedness of the Parent or the Company that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Parent), plus

     (3) with respect to Restricted Investments made by the Parent and its Restricted Subsidiaries after August 18, 2009, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Parent or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Cash Flow), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Parent or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after August 18, 2009.
          (b) The preceding provisions shall not prohibit, so long as, in the case of subclauses (v), (vii) and (ix) below of this Section 4.07(b), no Default has occurred and is continuing or would be caused thereby:
     (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;
     (ii) the payment of any dividend by a Restricted Subsidiary of the Parent to the holders of its Common Stock on a pro rata basis;
     (iii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Parent, the Company or any Subsidiary Guarantor or of any Equity Interests of the Parent or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Parent or a substantially concurrent sale (other than to a Restricted Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from subclause (C)(2) of Section 4.07(a);
     (iv) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or any Note Guarantee with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;
     (v) the payment of any dividend or the making of any other payment or distribution on account of the Parent’s Equity Interests or the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent in an aggregate amount not to exceed $100.0 million;
     (vi) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represents all or a portion of the exercise price thereof;

     (vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent held by any current or former employee, consultant or director of the Parent, or any Restricted Subsidiaries of the Parent pursuant to the terms of any equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate of all amounts paid by the Parent in any calendar year shall not exceed $20.0 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year; provided, further, that such amount in any calendar year may be increased by an amount equal to (a) the net cash proceeds from the sale of Equity Interests of the Parent to current or former members of management, directors, consultants or employees that occurs after August 18, 2009 (provided that the amount of any such net cash proceeds shall be excluded from subclause (C)(2) of Section 4.07(a)) plus (b) the net cash proceeds of key man life insurance policies received by the Parent or its Restricted Subsidiaries after August 18, 2009;
     (viii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Parent, to the extent necessary, in the good faith judgment of the Parent’s Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license held by the Parent or any of its Restricted Subsidiaries from any governmental agency; and
     (ix) other Restricted Payments in an aggregate amount not to exceed $250.0 million.
          The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent or such Subsidiary, as the case may be, pursuant to the Restricted Payment; provided that if the Fair Market Value exceeds $50.0 million, such Fair Market Value shall be determined in good faith by the Board of Directors of the Parent evidenced by a Board Resolution. Not later than the date of making any Restricted Payment under Section 4.07(a) or Section 4.07(b)(ix) above, the Parent shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any opinion or appraisal required by this Indenture.
          Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (i) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Parent or any of its Restricted Subsidiaries or pay any liabilities owed to the Parent or any of its Restricted Subsidiaries;

     (ii) make loans or advances to the Parent or any of its Restricted Subsidiaries; or
     (iii) sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.
          (b) However, the preceding restrictions shall not apply to encumbrances or restrictions:
     (i) existing under, by reason of or with respect to Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, in the good faith judgment of the Board of Directors of the Parent, whose judgment shall be conclusively binding and evidenced by a Board Resolution, either (i) are not materially more restrictive, taken as a whole, than those contained in Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date or (ii) will not materially affect the Company’s ability to pay the interest or principal, when due, on the Notes;
     (ii) set forth in this Indenture and the Notes and the Note Guarantees;
     (iii) existing under, by reason of or with respect to applicable law, rule, regulation or order;
     (iv) with respect to any Person or the property or assets of a Person acquired by the Parent or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, in the good faith judgment of the Board of Directors of the Parent, whose judgment shall be binding and evidenced by a Board Resolution, either (i) are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition or (ii) will not materially affect the Company’s ability to pay the interest or principal, when due, on the Notes;
     (v) in the case of Section 4.08(a)(iii):
          (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

     (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture, or
     (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent or any Restricted Subsidiary thereof in any manner material to the Parent or any Restricted Subsidiary thereof;
     (vi) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;
     (vii) existing under restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;
     (viii) existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements and which the Board of Directors of the Parent determines in good faith shall not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes; and
     (ix) encumbrances and restrictions in other Indebtedness incurred in compliance with Section 4.09; provided that such encumbrances and restrictions, taken as a whole, in the good faith judgment of the Parent’s Board of Directors, whose judgment shall be binding and evidenced by a Board Resolution, either (x) are no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (i) and (ii) of this Section 4.08(b) or (y) are ordinary and customary for Indebtedness of that type at such time and will not materially affect the Company’s ability to pay the interest or principal, when due, on the Notes.
     Section 4.09. Incurrence of Indebtedness.
          (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Parent, the Company, any Subsidiary Guarantor or any Foreign Restricted Subsidiary that is not a Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 5.25 to 1, and if (A) such Indebtedness is to be Incurred by the Company or any Subsidiary Guarantor, the Subsidiary Debt Leverage Ratio would be less than 3.5 to 1 or (B) such Indebtedness is to be Incurred by a Foreign Restricted Subsidiary that is not a Subsidiary Guarantor, the Priority Debt Leverage Ratio would be less than 2.5 to 1.
          (b) Section 4.09(a) shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

     (i) the Incurrence by the Parent, the Company, any Subsidiary Guarantor or any Foreign Restricted Subsidiary of Indebtedness under Credit Facilities in an aggregate amount at any one time outstanding pursuant to this clause (i), including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (i), not to exceed $500.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Parent, the Company, any Subsidiary Guarantor or any Foreign Restricted Subsidiary to permanently repay any such Indebtedness pursuant to Section 4.10;
     (ii) the Incurrence of Existing Indebtedness;
     (iii) the Incurrence by the Parent, the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;
     (iv) the Incurrence by the Parent, the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings, Attributable Debt, purchase money obligations or other obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisition of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of the property, plant or equipment of such Person) used in the business of the Parent or such Restricted Subsidiary, in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (iv), not to exceed $350.0 million at any time outstanding;
     (v) the Incurrence by the Parent or any Restricted Subsidiary of the Parent of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Sections 4.09(a) or 4.09(b) (i), (ii), (iii), (iv), (v), (xii), (xiii), (xv) or (xvi);
     (vi) the Incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness owing to or held by the Parent or any of its Restricted Subsidiaries; provided, however, that:
     (A) if the Parent, the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of the Parent or a Subsidiary Guarantor; and
     (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary of the Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is not the Parent or a Restricted Subsidiary of the Parent, shall be deemed, in each case, to constitute an Incurrence of such

Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);
     (vii) the Guarantee by the Parent, the Company or any Subsidiary Guarantor of Indebtedness of the Parent or a Restricted Subsidiary of the Parent that was permitted to be Incurred by another provision of this Section 4.09 (other than (x) a Guarantee by the Company or any Subsidiary Guarantor of Existing Indebtedness of the Parent and (y) a Guarantee by the Company or any Subsidiary Guarantor of Indebtedness of the Parent Incurred under Section 4.09(a) or in the case of clauses (x) and (y) any refinancings thereof); provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes or any Note Guarantee, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
     (viii) the Incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
     (ix) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Parent or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount (other than with respect to indemnities relating to tax obligations) does not exceed the gross proceeds actually received by the Parent or any Restricted Subsidiary thereof in connection with such disposition;
     (x) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished promptly after its Incurrence;
     (xi) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

     (xii) the Incurrence by the Parent, the Company or any Subsidiary Guarantor of Permitted Subordinated Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (xii), not to exceed $500.0 million;
     (xiii) the Incurrence by the Parent or any Restricted Subsidiary of Acquired Indebtedness, provided that immediately after giving effect to such Incurrence on a pro forma basis, the Consolidated Leverage Ratio and, if the Acquired Indebtedness is to be Incurred by the Company or any Subsidiary Guarantor, the Subsidiary Debt Leverage Ratio and, if the Acquired Indebtedness is to be Incurred by a Foreign Restricted Subsidiary that is not a Subsidiary Guarantor, the Priority Debt Leverage Ratio will not be greater than the such ratios immediately prior to such Incurrence;
     (xiv) the Incurrence by the Parent, the Company or any Subsidiary Guarantor of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;
     (xv) the Incurrence by the Parent or any Restricted Subsidiary of Indebtedness in favor of a governmental entity in connection with the purchase of licenses or other rights to utilize radio spectrum in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (xv), not to exceed $300.0 million; or
     (xvi) the Incurrence by the Parent, Company or any Subsidiary Guarantor or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (xvi), not to exceed $250.0 million.
          (c) For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) of Section 4.09(b), or is entitled to be Incurred pursuant to 4.09(a), the Parent shall be permitted to divide and classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 4.09 and may later redivide and/or reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 4.09; provided that notwithstanding the foregoing, Indebtedness outstanding under Credit Facilities on the Issue Date shall be deemed to have been incurred on such date under Section 4.09(b)(i).
          (d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
          (e) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
          (f) The Company shall not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Notes to the same extent. The Parent shall not, and shall not permit any Subsidiary Guarantor to, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Parent or such Subsidiary Guarantor, as the case may be, unless it is subordinate in right of payment to the relevant Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Parent, the Company or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any Secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.
          Section 4.10. Asset Sales.
          (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (i) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (ii) at least 75% of the consideration therefor received by the Parent or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following shall be deemed to be cash:
     (A) any liabilities, as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet, of the Parent or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Parent or any Affiliate of the Parent) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases the Parent or such Restricted Subsidiary from further liability therefor, and
     (B) any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are (within 60 days of receipt and subject to ordinary settlement periods) converted by the Parent or such

Restricted Subsidiary into cash (to the extent of the cash received in that conversion).
          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or its Restricted Subsidiaries may apply such Net Proceeds at its option:
     (i) to repay, prepay, defease, redeem, purchase or otherwise retire, in whole or in part, (i) Indebtedness secured by such assets, (ii) unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or (iii) any Indebtedness of any Restricted Subsidiary of the Parent that is not a Subsidiary Guarantor or the Company, other than Indebtedness owed to the Parent or another Restricted Subsidiary and, in each case, if the Indebtedness repaid is revolving credit Indebtedness to correspondingly reduce commitments with respect thereto; or
     (ii) to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (i) such purchase is consummated within the later of (x) 180 days after the date such binding agreement is entered into and (y) 365 days after the receipt of Net Proceeds from such Asset Sale and (ii) if such purchase is not consummated within the period set forth in subclause (i), the Net Proceeds not so applied shall be deemed to be Excess Proceeds).
Pending the final application of any such Net Proceeds, the Parent or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.
          (c) On the 365th day after an Asset Sale (or, in the event that a binding agreement has been entered into as set forth in Section 4.10(b)(ii), the later date set forth in such Section 4.10(b)(ii) or such earlier date, if any, as the Parent determines not to apply the Net Proceeds relating to such Asset Sale as set forth in Section 4.10(b) (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in Section 4.10(b) (“Excess Proceeds”) shall be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash.
          (d) The Company may defer the Asset Sale Offer until the aggregate unutilized Excess Proceeds accrued equals or exceeds $100.0 million, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $100.0 million) shall be applied as provided in Section 4.10(c). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale shall no longer be deemed to be Excess Proceeds.
          (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.08 hereof or this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.08 hereof or this Section 4.10 by virtue of such compliance.
          (f) The Company shall not be required to make an Asset Sale Offer as provided in this Section 4.10 if the Parent or any of its Restricted Subsidiaries makes the Asset Sale Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Asset Sale Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Asset Sale Offer.
          Section 4.11. Transactions with Affiliates.
          (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
     (i) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Parent or such Restricted Subsidiary with a Person that is not an Affiliate of the Parent or any of its Restricted Subsidiaries; and
     (ii) the Parent delivers to the Trustee:
     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Parent; and
     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Parent or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

          (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):
     (i) transactions between or among the Parent and/or its Restricted Subsidiaries;
     (ii) payment of reasonable and customary compensation to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Parent;
     (iii) Permitted Investments and Restricted Payments that are permitted by the provisions of Section 4.07 of this Indenture;
     (iv) any sale of Equity Interests (other than Disqualified Stock) of the Parent or receipt of any capital contribution to the Parent from any Affiliate of the Parent;
     (v) transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Parent and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;
     (vi) any employment, consulting, service or termination agreement or arrangement, or indemnification arrangements, entered into by the Parent or any of its Restricted Subsidiaries with current or former directors, officers and employees of the Parent or any of its Restricted Subsidiaries and the payment of compensation to current or former directors, officers and employees of the Parent or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement, arrangement, plan or payment has been approved by a majority of the disinterested members of the Board of Directors of the Parent;
     (vii) issuances, purchases or repurchases of Notes or other Indebtedness of the Parent or its Restricted Subsidiaries or solicitations of amendments, waivers or consents in respect of Notes or such other Indebtedness, so long as such issuance, purchase, repurchase or solicitation is (i) offered generally to other Holders of the Notes or other Indebtedness on the same or more favorable terms and (ii) approved by a majority of the disinterested members of the Board of Directors of the Parent;
     (viii) transactions with any Person that is an Affiliate of the Parent solely by reason of the Parent’s ownership interest in such Person in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Parent and its Restricted Subsidiaries, in the reasonable determination of the Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

     (ix) reasonable and customary payments made for any financial advisory, financing, underwriting, placement or syndication services approved by the Board of Directors of the Parent in good faith.
     Section 4.12. Liens.
          The Parent shall not, and shall not permit the Company or any Subsidiary Guarantor to create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes or the Note Guarantee, as applicable, are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes, prior or senior thereto, with the same relative priority as the Notes or Note Guarantees shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.
          Section 4.13. Business Activities.
          The Parent shall not, and shall not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole. The Parent shall be a holding company substantially all of the assets of which shall consist of the Capital Stock of its Subsidiaries, loans to the Company or any Subsidiary Guarantor and cash and Cash Equivalents.
          Section 4.14. Offer to Repurchase upon a Change of Control.
          (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”). In the Change of Control Offer, the Company shall offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date”, which date shall be no earlier than the date of such Change of Control); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 4.14 in the event that the Company has exercised its right to redeem all the Notes pursuant to Section 3.07. No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08.
          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:
     (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (ii) deposit with the Paying Agent, prior to 11:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
          (c) The Paying Agent shall promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
          (d) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
          (e) Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
          (f) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
          Section 4.15. Changes in Covenants When Notes Rated Investment Grade.
          (a) If on any date following the Issue Date:
     (i) the Notes are rated Baa3 or better by Moody’s and BBB- or better by Standard & Poor’s (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Parent or the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency); and
     (ii) no Default or Event of Default shall have occurred and be continuing (collectively, a “Covenant Suspension Event”), then, beginning on that day and subject to the provisions of Section 4.15(b), the following sections shall be suspended:
     (i) Section 4.10;

(ii)	Section 4.07;

(iii)	Section 4.09;

(iv)	Section 4.08;

(v)	Section 4.11;

(vi)	Section 5.01(a)(iii);

(vii)	Section 4.16;

(viii)	Section 4.18; and

(ix)	Section 4.13.
          (b) During any period that the covenants provided in Section 4.15(a) have been suspended (a “Suspension Period”), the Parent’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.16 unless such designation would have been permitted if a Suspension Period had not been in effect at such time.
          (c) If the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively (or if either such agency ceases to rate the Notes, the equivalent investment grade credit rating from another nationally recognized statistical rating organization), the sections provided in Section 4.15(a) shall be reinstated as of and from the date of such rating decline. Calculations under the reinstated Section 4.07 shall be made as if Section 4.07 had been in effect since the date of this Indenture except that no default shall be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.07 was suspended. Notwithstanding the reinstatement of the suspended Sections, no default shall be deemed to have occurred as a result of a failure to comply with such suspended Sections during any Suspension Period.
          (d) The Company shall give prompt written notice of any Covenant Suspension Event and the termination of any Covenant Suspension Event to the Trustee.
          Section 4.16. Designation of Restricted and Unrestricted Subsidiaries.
          (a) The Board of Directors of the Parent may designate any Restricted Subsidiary of the Parent, other than the Company, to be an Unrestricted Subsidiary, provided that:
     (i) any Guarantee by the Parent or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated shall be deemed to be an Incurrence of Indebtedness by the Parent or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.09;

     (ii) the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Parent or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) and any commitments to make any such Investments shall be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07;
     (iii) such Subsidiary does not hold any Liens on any property of the Parent or any Restricted Subsidiary thereof;
     (iv) the Subsidiary being so designated:
     (A) is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that could have been obtained at the time the agreement, contract, arrangement or understanding was entered into from Persons who are not Affiliates of the Parent (other than any such agreement, contract, arrangement or understanding permitted under Section 4.11); and
     (B) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and
     (v) no Default or Event of Default would be in existence following such designation.
          (b) Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with Section 4.16(a) and is permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements described in Sections 4.16(a)(iv), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property of such Subsidiary shall be deemed to be Incurred or made by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Parent shall be in Default under this Indenture.
          (c) The Board of Directors of the Parent may at any time designate any Person that is about to become a Subsidiary of the Parent as an Unrestricted Subsidiary, and may designate any newly created Subsidiary as an Unrestricted Subsidiary, if at the time that Subsidiary is created it contains no assets, other than the de minimis amount of assets then required by law for the formation of corporations, and Subsidiaries of the Parent that are not designated by the Board of Directors as Restricted or Unrestricted will be deemed to be Restricted Subsidiaries.

          (d) The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
     (i) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09;
     (ii) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 4.07;
     (iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12; and
     (iv) no Default or Event of Default would be in existence following such designation.
     Section 4.17. Payments for Consent.
          The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
          Section 4.18. Note Guarantees.
          (a) The Parent shall cause each of its First Tier Restricted Subsidiaries and each of its Domestic Restricted Subsidiaries to Guarantee the payment of the Notes.
          (b) The Parent shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Parent, the Company, or any Subsidiary Guarantor unless such Restricted Subsidiary is the Company or a Subsidiary Guarantor or simultaneously executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture in the form attached hereto as Exhibit F providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Note Guarantee shall be pari passu with or, if such other Indebtedness is subordinated to the Notes or any Note Guarantees, senior to such Subsidiary’s Guarantee of such other Indebtedness.
          (c) Notwithstanding the preceding paragraph, any Note Guarantee may provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described under Section 10.05 hereof.

ARTICLE FIVE
SUCCESSORS
          Section 5.01. Merger, Consolidation or Sale of Assets.
          (a) The Parent shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Parent is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Parent and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
     (i) either: (a) the Parent is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Parent) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Parent under its Guarantee and this Indenture and the Registration Rights Agreement, pursuant to agreements reasonably satisfactory to the Trustee;
     (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;
     (iii) immediately after giving effect to such transaction on a pro forma basis, (a) the Parent (or the Person formed by or surviving any such consolidation or merger with the Parent, if other than the Parent, or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made) shall be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (b) the Consolidated Leverage Ratio for the Parent (or such Person, as the case may be) shall not be greater than the Consolidated Leverage Ratio for the Parent immediately prior to such transaction;
     (iv) each Guarantor, unless such Guarantor is the Person with which the Parent has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company in accordance with the Notes and this Indenture; and
     (v) such Company or Parent has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with this Indenture.
          (b) The Parent and its Restricted Subsidiaries shall not, directly or indirectly, lease all or substantially all of its and its Restricted Subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to any other Person.
          (c) Section 5.01(a)(iii) shall not apply to (x) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of its Restricted Subsidiaries or (y) a merger of the Parent with an Affiliate solely for the purpose of reincorporating the Parent in another jurisdiction.
          (d) The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
     (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (ii) in the case of a consolidation or merger:
     (A) either: (i) the Company is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) (x) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (y) assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, pursuant to agreements reasonably satisfactory to the Trustee; provided that in the case where such Person is not a corporation, a co-obligor of the Notes is a corporation; and
     (B) each Guarantor, unless such Guarantor is the Person with which the Company has consolidated with or merged into, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Company in accordance with the Notes and this Indenture; or
     (iii) in the case of a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, either:
     (A) (i) the Person acquiring the property in any such sale, assignment, transfer, conveyance or other disposition (x) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (y) assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, pursuant to agreements reasonably satisfactory to the Trustee; provided that in the case where such Person is not a corporation, a co-obligor of the Notes is a corporation; and
          (ii) each Guarantor, unless such Guarantor is the Person with which the Company has consolidated with or merged into, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Company in accordance with the Notes and this Indenture; or

     (B) to the extent such properties and assets constitute all or substantially all of the properties and assets of the Parent and its Restricted Subsidiaries taken as a whole, such sale or other disposition complies with Section 4.10.
          (e) Upon any consolidation or merger of the Company in accordance with this Section 5.01, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01(d)(iii)(A), the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Company” will refer instead to the successor corporation and not to the Company) and may exercise all rights and powers of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture.
          (f) In the event of any consolidation or merger between the Company and the Parent in accordance with this Section 5.01, the successor corporation of such transaction (whether the Company or the Parent) shall be deemed to be the Company for purposes of Section 4.09(a) following such event.
          Section 5.02. Successor Corporation Substituted.
          Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Parent, in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Parent is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Parent” shall refer instead to the successor corporation and not to the Parent) and may exercise all rights and powers of, the Parent under this Indenture with the same effect as if such successor Person had been named as the Parent herein.
ARTICLE SIX
DEFAULTS AND REMEDIES
          Section 6.01. Events of Default.
          (a) Each of the following is an “Event of Default”:
          (i) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;
          (ii) default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;

     (iii) failure by the Parent, the Company or any Restricted Subsidiaries of the Parent for 30 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with Sections 4.10 or 4.14 (in each case other than a failure to purchase Notes which shall constitute an Event of Default under Section 6.01(a)(ii)) or the failure by the Parent or the Company to comply with Section 5.01;
     (iv) failure by the Parent, the Company or any Restricted Subsidiary of the Parent for 60 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with any of the other agreements in this Indenture;
     (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Parent (or the payment of which is Guaranteed by the Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Parent) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
     (A) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or
     (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, such default shall not have been rescinded or such Indebtedness shall not have been discharged within 10 days and the amount of any such Indebtedness, together with the amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;
     (vi) failure by the Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Parent to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier) aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
     (vii) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;
     (viii) the Parent, the Company, or any Significant Subsidiary of the Parent, pursuant to or within the meaning of Bankruptcy Law:
     (A) commences a voluntary case,

     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) makes a general assignment for the benefit of its creditors, or
     (D) generally is not paying its debts as they become due; and
     (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Parent, the Company, or any Significant Subsidiary of the Parent, in an involuntary case,
     (B) appoints a custodian of the Parent, the Company, or any Significant Subsidiary of the Parent or for all or substantially all of the property of the Parent, the Company, or any Significant Subsidiary of the Parent, or
     (C) orders the liquidation of the Parent, the Company, or any Significant Subsidiary of the Parent;
and the order or decree remains unstayed and in effect for 60 consecutive days.
          Section 6.02. Acceleration.
          (a) In the case of an Event of Default specified in Section 6.01(a)(viii) or Section 6.01(a)(ix) hereof, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Parent specifying the Event of Default.
          Section 6.03. Other Remedies.
          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
          Section 6.04. Waiver of Past Defaults.
          (a) Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the

Notes, rescind and annul a declaration of acceleration pursuant to Section 6.02 hereof, and its consequences, and waive any related existing Default or Event of Default (except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, or on the principal of the Notes) if:
     (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (x) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements and advances of the Trustee, it agents and counsel, (y) all overdue interest and Additional Interest, if any, on all Notes, (z) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest and Additional Interest, if any, thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment for such interest is lawful, interest upon overdue interest, if any, at the rate prescribed in Section 4.01 hereof,
     (ii) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and
     (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
          (b) The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to any such waiver and attaching copies of such consents. In case of any such waiver, the Parent, Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 and Section 9.02 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
          Section 6.05. Control by Majority.
          The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

          Section 6.06. Limitation on Suits.
          (a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
     (i) the Holder gives the Trustee written notice of a continuing Event of Default;
     (ii) the Holders of at least 25% in aggregate principal amount of then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
          Such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.
          (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
          Section 6.07. Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest on, and Additional Interest, if any, with respect to, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          Section 6.08. Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 6.09. Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          Section 6.10. Priorities.
          (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities Incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Interest, if any, respectively; and
     Third: the balance, if any, to the Company or to such party as a court of competent jurisdiction shall direct.
          (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

          Section 6.11. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.
ARTICLE SEVEN
TRUSTEE
          Section 7.01. Duties of Trustee. Except to the extent, if any, provided otherwise in the Trust Indenture Act of 1939 (as from time to time in effect):
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          Section 7.02. Certain Rights of Trustee.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by two Officers of the Company.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits) for any action it takes or omits to take, even if the Trustee has been advised of the likelihood of such loss or damage.
          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02 hereof, and such notice references the Notes.
          Section 7.03. Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939 (as in effect at such time), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
          Section 7.04. Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
          Section 7.05. Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, premium, if any, interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
          Section 7.06. Reports by Trustee to Holders of the Notes.
          (a) Within 60 days after each May 31 beginning with the May 31 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall deliver to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
          (b) A copy of each report at the time of its delivery to the Holders of Notes shall be delivered to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

          Section 7.07. Compensation and Indemnity.
          (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          (b) The Company shall indemnify the Trustee for, and hold it harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless and to the extent failure to notify the Company materially impairs the Company’s ability to defend such claim. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
          (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.
          (d) To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.
          (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) and (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          (f) The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
          Section 7.08. Replacement of Trustee.
          (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

          (b) The Trustee may resign by notifying the Company in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee upon 30 days notice by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (i) the Trustee fails to comply with Section 7.10 hereof;
     (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (iii) a custodian or public officer takes charge of the Trustee or its property; or
     (iv) the Trustee becomes incapable of acting.
          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
          (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
          (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
          Section 7.09. Successor Trustee by Merger, Etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

          Section 7.10. Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150.0 million as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
          Section 7.11. Preferential Collection of Claims Against Company.
          The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The Trustee hereby waives any right to set-off any claim that it may have against the Company in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Company held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.
          Section 7.12. No Representation by Trustee.
          The recitals and statements contained herein (except the name, address and jurisdiction of organization of the Trustee) and in the Notes (other than the Trustee’s authentication of the Notes) shall be taken as the recitals of and statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to the validity or sufficiency of this Indenture or of the Notes (except the Trustee’s certificates of authentication thereof) of any series. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. The Trustee shall have no duty to ascertain or inquire as to the performance of the Company’s covenants in Article Four hereof or otherwise established by the terms of the Notes.
ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE
          Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
          The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.
          Section 8.02. Legal Defeasance and Discharge.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Parent and its Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article Two concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the Company’s obligations under Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and any Guarantors’ obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
          Section 8.03. Covenant Defeasance.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09 (including the incorporation thereof into Section 5.01(a)(iii)), 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Parent and its Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(iii) through (vii) shall not constitute Events of Default.

          Section 8.04. Conditions to Legal or Covenant Defeasance.
          (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
     (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;
     (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (iv) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;
     (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;
     (vi) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Parent, the Company or any Subsidiary Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Parent, the Company or any Subsidiary Guarantor under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;
     (vii) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;
     (viii) if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and
     (ix) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
          Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          (a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 8.06. Repayment to the Company.
          Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
          Section 8.07. Reinstatement.
          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof and, in the case of a Legal Defeasance, the Guarantors’ obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.04 hereof, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
          Section 8.08. Survival of Rights.
          Notwithstanding the defeasance of the obligations under this Indenture, whether by Legal Defeasance or by Covenant Defeasance, any obligations of the Company under Section 8.05(b) and immunities of the Trustee under this Indenture shall survive.

ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER
          Section 9.01. Without Consent of Holders of Notes.
          (a) Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:
     (i) to cure any ambiguity, defect or inconsistency;
     (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (iii) to provide for the assumption of the Parent’s, the Company’s or any Subsidiary Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Parent’s, the Company’s or such Subsidiary Guarantor’s assets;
     (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder;
     (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (vi) to comply with the provisions described under Section 4.18 or Article Ten;
     (vii) to evidence and provide for the acceptance of appointment of a successor Trustee;
     (viii) to provide for the issuance of Additional Notes in accordance with this Indenture; or
     (ix) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture.
          (b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          Section 9.02. With Consent of Holders of Notes.
          (a) Except as otherwise provided in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
          (c) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.
          (d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
          (e) After an amendment, supplement or waiver under this Section becomes effective, the Company shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not:
     (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;
     (iii) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;
     (iv) reduce the rate of or change the time for payment of interest on any Note;
     (v) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (vi) make any Note payable in money other than U.S. dollars;
     (vii) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;
     (viii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;
     (ix) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or any Note Guarantee;
     (x) except as otherwise permitted under Sections 4.18 or Article Ten or Article Five, consent to the assignment or transfer by the Parent, the Company or any Subsidiary Guarantor of any of their rights or obligations under this Indenture;
     (xi) contractually subordinate in right of payment the Notes or any Note Guarantee to any other Indebtedness; or
     (xii) make any change in the preceding amendment and waiver provisions.
     Section 9.03. Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.

          Section 9.04. Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
          Section 9.05. Notation on or Exchange of Notes.
          (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
          Section 9.06. Trustee to Sign Amendments, Etc.
          The Trustee shall sign any amendment or supplement to this Indenture or any Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Note until its Board of Directors approves it. In executing any amendment or supplement or Note, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture, and the Trustee shall be entitled to receive (i) a copy of any Board Resolution passed pursuant to this Section 9.06 and (ii) evidence of any consent of the Holders provided in accordance with Section 9.02.
ARTICLE TEN
NOTE GUARANTEES
          Section 10.01. Guarantee.
          (a) Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the

Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          (b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
          Section 10.02. Limitation on Guarantor Liability.
          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
          Section 10.03. Execution and Delivery of Note Guarantee.
          (a) To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.
          (b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
          (c) If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.
          (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
          (e) If required by Section 4.18 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 4.18 hereof and this Article Ten, to the extent applicable.
          Section 10.04. Guarantors May Consolidate, Etc., on Certain Terms.
          (a) A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Parent, the Company or another Subsidiary Guarantor, unless:
     (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (ii) either:
     (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is organized or existing under the laws of the United

States, any state thereof or the District of Columbia and assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee and the Registration Rights Agreement; or
     (B) such sale or other disposition or consolidation or merger complies with Section 4.10 hereof.
          (b) In case of any such consolidation, merger, sale or conveyance governed by Section 10.04(a)(ii)(A), upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Subsidiary Guarantor, such successor Person shall succeed to and be substituted for a Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
          Section 10.05. Release of a Subsidiary Guarantor.
          (a) Any Subsidiary Guarantor shall be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with Section 4.10 hereof; (ii) if the Parent properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture; (iii) upon legal or covenant defeasance or satisfaction and discharge of the Notes as permitted under this Indenture; (iv) other than with respect to Domestic Restricted Subsidiaries, solely in the case of a Note Guarantee created pursuant to Section 4.18(b), upon release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.18(b), except a discharge or release by or as a result of payment under such Guarantee; or (v) if such Subsidiary Guarantor becomes a Foreign Restricted Subsidiary by merger, consolidation or otherwise, unless such Foreign Restricted Subsidiary (i) is a First Tier Restricted Subsidiary or (ii) is required to Guarantee the Notes and be a Subsidiary Guarantor pursuant to Section 4.18(b).
          (b) Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 10.05 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Note Guarantee.

          (c) Any Subsidiary Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and Additional Interest, if any, on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article Ten.
ARTICLE ELEVEN
SATISFACTION AND DISCHARGE
          Section 11.01. Satisfaction and Discharge.
          (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:
     (i) either:
     (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or
     (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;
     (ii) no Default or Event of Default shall have occurred and be continuing on the date of any deposit referred to in Section 11.01(a)(i)(B) or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Parent, the Company or any Subsidiary Guarantor is a party or by which the Parent, the Company or any Subsidiary Guarantor is bound;
     (iii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
     (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
          (b) In addition, the Parent or the Company, as the case may be, must deliver an Officers’ Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          (c) Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.
          Section 11.02. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 11.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          Section 11.03. Section 11.04. Survival
          Notwithstanding the discharge of this Indenture pursuant to this Article Eleven, the rights and immunities of the Trustee under this Indenture shall survive.
          Section 11.04. Repayment to the Company.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE TWELVE
MISCELLANEOUS
          Section 12.01. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.
          Section 12.02. Notices.
          (a) Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
          If to the Company or any Guarantor:
NII Capital Corp.
c/o NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, Virginia 20190
Facsimile: (703) 390-5191
Attention: Secretary
With copies to:
Williams Mullen LLP
Two James Center
1021 East Cary Street
Richmond, VA 23218
Facsimile: (804) 783-6507
Attention: Robert E. Spicer, Jr., Esq.
If to the Trustee:
Wilmington Trust Company
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890-1615
Fax: (302) 636-4145
Attention: Corporate Capital Markets
          (b) The Company the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
          (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
          (d) Any notice or communication to a Holder shall be delivered by first class mail, certified or registered, return receipt requested, electronic transmission, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so delivered to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          (e) If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          (f) If the Company delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Agent at the same time.
          Section 12.03. Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to its rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
          Section 12.04. Certificate and Opinion as to Conditions Precedent.
          (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture (except with respect to the initial issuance of the Notes), the Company shall furnish to the Trustee:
     (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel (who may rely upon and Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.
          Section 12.05. Statements Required in Certificate or Opinion.
          (a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
     (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
          Section 12.06. Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
          Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
          Section 12.08. Governing Law.
          THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.
          Section 12.09. Consent to Jurisdiction.
          Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

          Section 12.10. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
          Section 12.11. Successors.
          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.04.
          Section 12.12. Severability.
          In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 12.13. Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          Section 12.14. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.14.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) Notwithstanding anything to the contrary contained in this Section 12.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.
          (d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA § 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
          (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
          Section 12.15. Benefit of Indenture.
          Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          Section 12.16. Table of Contents, Headings, Etc.
          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES
Very truly yours,

NII CAPITAL CORP.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President & Secretary

NII HOLDINGS, INC.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	VP, General Counsel & Secretary

NEXTEL INTERNATIONAL (SERVICES), LTD.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President & Secretary

NII FUNDING CORP.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President & Secretary

NII AVIATION, INC.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President & Secretary

[Indenture Signature Page]

NEXTEL INTERNATIONAL (URUGUAY), INC.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President & Secretary

NII GLOBAL HOLDINGS, INC.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President & Secretary

MCCAW INTERNATIONAL (BRAZIL), LTD.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President & Secretary

AIRFONE HOLDINGS, INC.
By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President & Secretary

NII MERCOSUR, LLC
By:	NII HOLDINGS, INC., as Manager

By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	VP, General Counsel & Secretary

[Indenture Signature Page]

Wilmington Trust Company, as Trustee
By:	/s/ Lori L. Donahue
	Name:	Lori L. Donahue
	Title:	Assistant Vice President
[Indenture Signature Page]

EXHIBIT A
[Face of Note]
[INSERT APPROPRIATE LEGENDS]

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No.	**$_________**
NII CAPITAL CORP.
     [THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ACCRUAL PERIODS, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE FOLLOWING ADDRESS: C/O NII HOLDINGS, INC., 1875 EXPLORER STREET, SUITE 1000, RESTON, VIRGINIA 20190, ATTENTION: SECRETARY.]1
8.875% Senior Notes due 2019
Issue Date:
     NII Capital Corp., a Delaware corporation (the “Company”, which term includes any successor under this Indenture hereinafter referred to), for value received, promises to pay to _________, or its registered assigns, the principal sum of _________ ($_________) on December 15, 2019.
Interest Payment Dates: June 15 and December 15, commencing June 15, 2010.
Record Dates: June 1 and December 1.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[ATTACH NOTATION OF GUARANTEE FOR EACH GUARANTOR]

[1]	Include only for Notes issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code

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          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

NII CAPITAL CORP.
By:
Name:
Title:

By:
Name:
Title:
(Trustee’s Certificate of Authentication)
This is one of the 8.875% Senior Notes due 2019 described in the within-mentioned Indenture.
Dated:

WILMINGTON TRUST COMPANY as Trustee
By:
Authorized Signatory

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[Reverse Side of Note]
NII CAPITAL CORP.
8.875% Senior Notes due 2019
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. Interest. The Company promises to pay interest on the principal amount of this Note at 8.875% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 8 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”) with the same force and effect as if made on such day and no interest shall accrue for the intervening period. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2010. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and to any Holder of Notes which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Company may change any Paying Agent or

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Registrar without notice to any Holder. The Parent or any of its Subsidiaries may act in any such capacity.
          4. Indenture. The Company issued the Notes under an Indenture dated as of December 15, 2009 (“Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.
          5. Optional Redemption. (a) At any time on or after December 15, 2014, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices set forth below (expressed as percentages of principal amount), plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to the date of the redemption (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2014	104.438%
2015	102.958%
2016	101.479%
2017 and thereafter	100.000%
          (b) At any time prior to December 15, 2012, the Company may (on any one or more occasions) redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (A) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Affiliates); and (B) the redemption must occur within 180 days of the date of the closing of such Equity Offering.
          (c) At any time prior to December 15, 2014, the Company may redeem all or part of the Notes upon not less than 30 days’ nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption.
          6. Repurchase at Option of Holder. (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”). In the Change of Control Offer, the

A1-5

Company shall offer payment (a “Change of Control Payment”) in cash of 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date shall be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.
          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or its Restricted Subsidiaries may apply such Net Proceeds at its option: (1) to repay, prepay, defease, redeem, purchase or otherwise retire, in whole or in part, (i) Indebtedness secured by such assets; (ii) unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or (iii) any Indebtedness of any Restricted Subsidiary of the Parent that is not a Subsidiary Guarantor or the Company, other than Indebtedness owed to the Parent or another Restricted Subsidiary and, in each case, if the Indebtedness repaid is revolving credit Indebtedness to correspondingly reduce commitments with respect thereto; or (2) to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (i) such purchase is consummated within the later of (x) 180 days after the date such binding agreement is entered into and (y) 365 days after the receipt of Net Proceeds from such Asset Sale and (ii) if such purchase is not consummated within the period set forth in subclause (i), the Net Proceeds not so applied shall be deemed to be Excess Proceeds (as defined below)). Pending the final applications of any such Net Proceeds, the Parent or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.
          On the 365th day after an Asset Sale (or, in the event that a binding agreement has been entered into as set forth in clause (2) of the preceding paragraph, the later date set forth in such clause (2)) or such earlier date, if any, as the Parent determines not to apply the Net Proceeds relating to such Asset Sale set forth in the preceding paragraph (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph (“Excess Proceeds”) will be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash.
          The Company may defer the Asset Sale Offer until the aggregate unutilized Excess Proceeds accrued equals or exceeds $100.0 million, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $100.0 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use such Excess Proceeds for

A1-6

any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.
          The Company shall not be required to make an Asset Sale Offer as provided in Section 4.10 of the Indenture if the Parent or any of its Restricted Subsidiaries makes the Asset Sale Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Asset Sale Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Asset Sale Offer.
          7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that Notes may be issuable in denominations less than $1,000 solely to the extent necessary to accommodate book-entry positions created in such amounts by The Depository Trust Company. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. Transfer may be restricted as provided in the Indenture.
          8. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
          9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the legal rights under the Indenture of any such Holder.
          10. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent, the Company, or any Significant Subsidiary of the Parent all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Holders of the Notes may not enforce the Indenture

A1-7

or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, interest or Additional Interest) if it determines that withholding notice is in their interest. Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind and annul a declaration of acceleration pursuant to Section 6.02 of the Indenture, and its consequences, and waive any related existing Default or Event of Default if certain conditions are satisfied.
          11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
          12. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
          13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          14. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of December 15, 2009, between the Company, the Guarantors and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes (the “Registration Rights Agreement”).
          15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          16. Guarantee. The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

A1-8

          17. Copies of Documents. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
NII Capital Corp.
c/o NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, Virginia 20190
Facsimile: 703-390-5191
Attention: Secretary

A1-9

ASSIGNMENT FORM
          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-10

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.14
          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount at
Maturity of this
	Amount of Decrease	Amount of Increase	Global Note	Signature of
	in Principal Amount	in Principal Amount	Following such	Authorized Officer
	at Maturity of this	at Maturity of this	decrease (or	of Trustee or Note
Date of Exchange	Global Note	Global Note	increase)	Custodian

A1-12

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
NII Capital Corp.
c/o NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, Virginia 20190
Attention: Secretary
Wilmington Trust Company
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890-1615
Fax: (302) 636-4145
Attention: Corporate Capital Markets
          Re: 8.875% Senior Notes due 2019
          Reference is hereby made to the Indenture, dated as of December 15, 2009 (the “Indenture”), among NII Capital Corp., a Delaware corporation (the “Company”), the Guarantors, and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                   (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $                                         in such Note[s] or interests (the “Transfer”), to                                                              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
          ☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          ☐ 2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
          ☐ 3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
          ☐ (a) such Transfer is being effected to the Company or a subsidiary thereof; or
          ☐ (b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such transfer is in respect of an aggregate principal amount of Notes less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.
          4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          ☐ (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          ☐ (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          ☐ (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER
     1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
☐ (A) A BENEFICIAL INTEREST IN THE:
(i)	144A Global Note (CUSIP [ ]); or

(ii)	Regulation S Global Note (CUSIP [ ]); or
☐ (B) A RESTRICTED DEFINITIVE NOTE.
     2. After the Transfer the Transferee will hold:
[CHECK ONE]
☐ (A) A BENEFICIAL INTEREST IN THE:
(i)	144A Global Note (CUSIP [ ]); or

(ii)	Regulation S Global Note (CUSIP [ ]); or

(iii)	Unrestricted Global Note (CUSIP [ ]); or
☐ (B) A RESTRICTED DEFINITIVE NOTE; OR

☐ (C) AN UNRESTRICTED DEFINITIVE NOTE,
     in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
NII Capital Corp.
c/o NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, Virginia 20190
Attention: Secretary
Wilmington Trust Company
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890-1615
Fax: (302) 636-4145
Attention: Corporate Capital Markets
          Re: 8.875% Senior Notes due 2019
          Reference is hereby made to the Indenture, dated as of December 15, 2009 (the “Indenture”), among NII Capital Corp., a Delaware corporation (the “Company”), the Guarantors and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                   (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     ☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     ☐ (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     ☐ (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     ☐ (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     ☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     ☐ (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] :

     ☐   144A Global Note, ☐
     ☐   Regulation S Global Note, :
with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
NII Capital Corp.
c/o NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, Virginia 20190
Attention: Secretary
Wilmington Trust Company
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890-1615
Fax: (302) 636-4145
Attention: Corporate Capital Markets
Re: 8.875% Senior Notes due 2019
          Reference is hereby made to the Indenture, dated as of December 15, 2009 (the “Indenture”), among NII Capital Corp., a Delaware corporation (the “Company”), the Guarantors and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          In connection with our proposed purchase of $                     aggregate principal amount at maturity of:
          (a) ☐   beneficial interest in a Global Note, or
          (b) ☐   a Definitive Note,
          we confirm that:
          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only:

     (i)(a) to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the securities act) in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 903 or 904 under the Securities Act, (d) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2) (3) or (7) of the Securities Act (an “Institutional Accredited Investor”)) that, prior to such transfer, furnishes the trustee a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of Notes less than $100,000, an Opinion of Counsel acceptable to the issuer that such transfer is in compliance with the Securities Act, or (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel if the Company so requests),
     (ii) to the Company, or
     (iii) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction;
and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
          4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:

[Insert Name of Accredited Investor]

By:
Name:
Title:

EXHIBIT E
FORM OF NOTATION OF GUARANTEE
          For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 15, 2009 (the “Indenture”) among NII Capital Corp., the other Guarantors (as defined in the Indenture) and Wilmington Trust Company, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

E-1

          IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.

[NAME OF GUARANTOR]
By:
Name:
Title:

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EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
          Supplemental Indenture (this “Supplemental Indenture”), dated as of                                         , among                                          (the “Guaranteeing Subsidiary”), a subsidiary of NII Capital Corp. (or its permitted successor), a Delaware corporation (the “Company”), and Wilmington Trust Company, (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Company and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 15, 2009 providing for the issuance of 8.875% Senior Notes due 2019 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Agreement to Guarantee.
          (a) In accordance with the terms of Article Ten of the Indenture, the Guaranteeing Subsidiary, along with all other Guarantors, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
          (i) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the

Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof;
          (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.
          (b) The Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
          (c) The Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.
          (d) The Guaranteeing Subsidiary agrees that if any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          (e) The Guaranteeing Subsidiary agrees that the Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
          (f) The Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

          (g) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of Holders under the Note Guarantee.
          (h) The Guaranteeing Subsidiary confirms, pursuant to Section 10.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee and, to effectuate the foregoing intention, hereby irrevocably agrees that the obligations of such Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the Indenture, result in the obligations of such Guaranteeing Subsidiary under its Note Guarantee not constituting a fraudulent transfer or conveyance.
          3. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
          4. Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.
          (a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:
     (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (ii) either:
     (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or
     (B) such sale or other disposition or consolidation or merger complies with Section 4.10 of the Indenture.
          (b) In case of any such consolidation, merger, sale or conveyance governed by Section 4(a)(ii)(A) hereof and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
          5. Release.
          (a) Any Guarantor will be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale of all such Capital Stock of that Guarantor complies with Section 4.10 of the Indenture; (ii) if the Company properly designates that Guarantor as an Unrestricted Subsidiary under the Indenture; (iii) upon legal or covenant defeasance or satisfaction and discharge of the Notes as permitted under the Indenture; (iv) other than with respect to Domestic Restricted Subsidiaries, solely in the case of a Note Guarantee created pursuant to Section 4.18(b) of the Indenture, upon release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.18(b) of the Indenture, except a discharge or release by or as a result of payment under such Guarantee; or (v) if such Subsidiary Guarantor becomes a Foreign Restricted Subsidiary by merger, consolidation or otherwise, unless such Foreign Restricted Subsidiary (i) is a First Tier Restricted Subsidiary or (ii) is required to Guarantee the Notes and be a Subsidiary Guarantor pursuant to Section 4.18(b) of the Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 5 have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.
          (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Ten of the Indenture.
          6. No Recourse Against Others. Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of such Guaranteeing Subsidiary under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.
          7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          10. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                      , ___

[Guaranteeing Subsidiary]
By:
Name:
Title:

NII CAPITAL CORP.
By:
Name:
Title:

Wilmington Trust Company, N.A., as Trustee
By:
Name:
Title: